Exhibit 10.1

Wren, Inc.

386 North 210 East

Mapleton, Utah   84664

EXCLUSIVE RIGHT OF SALE CONTRACT

THIS AGREEMENT is made and entered into this 15th day of October 2004, by and between Pine Valley Ltd, a Utah Partnership, hereinafter referred to as the "Owner", and Wren, Inc., a Nevada Corporation, hereinafter referred to as the "Agent".

WITNESSETH:

WHEREAS, the Agent believes it has the ability to market, sell, and distribute, Golfing Equipment and Sporting Goods owned by the Owner, and has the ability to perform the services herein agreed upon and maintains an office, properly equipped and suitable, to render the services contracted for herein; and

WHEREAS, the Owner desires to engage the Agent in the business of selling the Golfing Equipment and Sporting Goods inventory of the Owner, hereinafter referred to as the "Golf Inventory", as described in Exhibit "A" which is attached hereto; and

WHEREAS, the Agent desires to accept such engagement and to use his best efforts to find buyers for the Owner's Golf Inventory;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Owner and Agent agree as follows:

1.

The Owner represents and warrants that he is the owner of the Golf Inventory and has lawful authority to sell and convey said Golf Inventory.

2.

The Owner agrees to sell the Golf Inventory to the Agent at the prices listed in Exhibit “A” on an “item for item basis.”

3.

The Agent shall pay the Owner for the Golf Inventory items sold within 30 days of each sale made.

4.    In consideration of the agreement of the Agent to advertise and use its best efforts to find purchasers for the Golf Inventory of the Owner, the Owner hereby gives the Agent the Exclusive Right to sell the Golf Inventory listed in Exhibit “A” attached hereto.

5.  The term of this Agreement shall be two years, beginning on the date and execution of this agreement, unless extended by the parties.

6.  The Agent agrees to use its best efforts in securing purchasers for the Golf Inventory; to advertise the Golf Inventory as it deems necessary in newspapers, magazines, internet ads, or other means.

7.  The Owner agrees that it will not, during the term of this Agreement, or any extension thereof, sell the Golf Inventory or dispose of any portion thereof, or otherwise encumber the Golf Inventory.

OPTION

8.  The Owner grants an option to purchase the entire inventory as listed in Exhibit “A” for a cash payment of Twenty-five Thousand dollars.  This option is made for a period of three months from the execution of this agreement.

9.  In the event that any one or more of the provisions of this Agreement shall for any reason be held to be invalid, such invalidity shall not affect any other provision of this Agreement.

10.  This Agreement contains the entire agreement of the parties and no oral statements or prior agreements shall have any force and effect.  This Agreement shall not be modified except in writing and executed by both parties hereto.

11.  This agreement shall be governed in accordance with the laws of the State of Utah.

IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first above written.

OWNER:

_/s/ John Hewlett__________________

Pine Valley, Ltd.

By John Hewlett

AGENT:

_/s/ Steven L. White_________________

Steven L. White, President

Wren, Inc.

EXHIBIT "A"

(Description of Golf Inventory)

All items carry the FILA brand:

Qty

Description

Retail

Net Cost

Total Cost

332

 Milled Putters

$149.95

$50.00

$15,000

106

Ladies Metal Woods

 249.95

100.00

  10,000

102

Golf Balls (per dozen)

   29.95

  12.00

    1,200

105

Leather Glove

   14.95

    6.00

       600

 52

Golf Hats

   14.95

    6.00

      300

 24

Golf Shirts (Cutter ‘n Buck)

   49.95

  22.00

      528

 12

Children’s Drivers

   79.95

  35.00

      420

 24

Sunscreen (World Golf Tour)    14.95

    7.00

      168

Total

      $84,197.15

$30,482